Exhibit 3.6

SPECIMEN COMMON STOCK CERTIFICATE

[LOGO OF PENN NATIONAL GAMING, INC.]

COMMON STOCK

$.01 PAR VALUE

PENN NATIONAL GAMING, INC.

INCORPORATED UNDER THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA

CUSIP 707569 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

PENN NATIONAL GAMING, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY	SPECIMEN
AUTHORIZED SIGNATURE

[CORPORATE SEAL OF PENN NATIONAL GAMING, INC.]

/s/
CHAIRMAN

/s/
SECRETARY

The Corporation will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Any such request may be addressed to the Corporation or its Transfer Agent.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minor Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                                                                                                                                                        Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                        Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
Signature

NOTICE:  THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Penn National Gaming, Inc. (the “Company”) and Continental Stock Transfer and Trust Company (the “Rights Agent”) dated as of March 2, 1999 (the “Rights Agreement”), and as the same may be amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”